Exhibit 10.26

[AES Eastern Energy, L.P. Letterhead]

October 26, 2004

The AES Corporation
1001 North 19th Street, 20th Floor
Arlington, VA 22209
Attention: Kyle Hoffman
Fax No. (703) 528-4510

         Re:      Termination of Letter of Credit and Reimbursement Agreement

Ladies and Gentlemen:

        Reference is made to the Amended and Restated Letter of Credit and Reimbursement Agreement, effective as of January 1, 2004 (the “Agreement”), between AES Eastern Energy, L.P. (the “Borrower”) and The AES Corporation (the “L/C Provider”). Terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Agreement.

        Pursuant to the Agreement, the L/C Provider has caused, from time to time, the issuance of Letters of Credit or the posting of Cash Collateral to satisfy certain obligations arising in connection with the Borrower’s sale of electricity. The Borrower no longer requires the L/C Provider to cause the issuance of Letters of Credit or the posting of Cash Collateral and as more fully described below, and hereby (1) terminates the L/C Provider’s Commitment obligations under the Agreement and (2) clarifies the Borrower’s and the L/C Provider’s remaining rights, obligations and interests under the Agreement.

        Effective as of October 26, 2004, the Borrower will no longer have the right to request from the L/C Provider the issuance of Letters of Credit (or the posting of Cash Collateral) nor the right to request the stated expiration date of Letters of Credit (or Cash Collateral Agreements) be extended or the terms thereof be modified or amended and, effective as of October 26, 2004, the L/C Provider shall no longer have the obligation to cause the issuance of Letters of Credit (or the posting of Cash Collateral) nor the obligation to cause the stated expiration date of Letters of Credit (or Cash Collateral Agreements) to be extended or the terms thereof to be modified or amended in accordance with the Agreement.

        The Borrower shall remain obligated for the payment of Commitment Fees, as set forth in the Agreement, on the average daily unused amount of the Commitment for each day through October 26, 2004, which Commitment Fees, together with all Commitment Fees accrued but unpaid under the Agreement as of the date hereof, shall be paid by Borrower to the L/C Provider on the next ensuing Rent Payment Date or on the first date thereafter that the Borrower is permitted to pay such amounts under the Depository Agreement.

        The Borrower will remain obligated to perform its responsibilities under the Agreement with respect to any outstanding Letters of Credit or Cash Collateral Agreements, including obligations with respect to AES Costs, until the earlier of such time as the Borrower replaces such outstanding Letters of Credit or Cash Collateral Agreements or the stated expiration date of such Letters of Credit or Cash Collateral Agreements shall occur. The Borrower shall remain obligated to perform its responsibilities under the Agreement with respect to any Unreimbursed Drawings notwithstanding the replacement of any Letters of Credit (or Cash Collateral Agreements) or the occurrence of the stated expiration date thereof. To the extent outstanding Letters of Credit or Cash Collateral Agreements are not replaced (and the stated expiration date thereof has not occurred), they shall remain in effect in accordance with their terms.

        The Borrower shall cause the original counterpart of any Letter of Credit (and any Cash Collateral Agreement) replaced by the Borrower to be promptly returned to the custody of the L/C Provider.

        The L/C Provider shall return to the Borrower any Notes executed and delivered by the Borrower to the L/C Provider pursuant to the Agreement, marked “cancelled” and “paid” upon final payment by the Borrower to the L/C Provider of all sums owing under the Agreement.

        Except as otherwise provided herein, the Agreement shall remain in full force and effect.

        Please confirm your agreement with the foregoing by signing below where indicated and returning the original to the undersigned.

Very truly yours,

AES Eastern Energy, L.P.

By:          /s/ Amy V. Conley
           Name:    Amy V. Conley
           Title:    Vice President

Confirmed and Agreed this 26th day of October, 2004

THE AES CORPORATION

By:          /s/ Willard C. Hoagland
           Name:    Willard C. Hoagland
           Title: